Exhibit 10.2

AMENDED AND RESTATED

STOCK PURCHASE AGREEMENT

THIS AMENDED AND RESTATED STOCK PURCHASE AGREEMENT (this “Agreement”), is effective as of January 30, 2023, is by and between and                         (“Purchaser”), and Vado Corp., a Nevada corporation (“Company”) (individually a “Party” and collectively the “Parties”).

This Agreement amends and restates in its entirety the original Stock Purchase Agreement originally executed by the parties on January 30, 2023.

W I T N E S S E T H

WHEREAS, Company desires to raise capital for general corporate purposes;

WHEREAS, Company, Socialcom, Inc., a California corporation d/b/a AudienceX (“Socialcom”) and certain shareholders of Socialcom, including Purchaser, are entering into a certain Amended and Restated Share Exchange Agreement effective as of the effective date hereof (the “SEA”), providing for the exchange (the “Share Exchange”) of substantially all of the outstanding common stock of Socialcom for shares of Company common stock, on the terms and subject to the conditions, contained in the SEA;

WHEREAS, it is a condition concurrent to the closing of the Share Exchange that the Company sells to Purchaser, and Purchaser purchases from Company, 50,000 shares (“Shares”) of the Company’s Series A Convertible Preferred Stock at a purchase price of $30.00 per Share, upon the terms and conditions set forth herein.

WHEREAS, in order to induce Purchaser to enter into this Agreement, Company has agreed to grant to Purchaser certain investor rights as set forth in a certain Amended and Restated Investor Rights Agreement effective as of the effective date hereof (the “Investor Rights Agreement”).

NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the Parties hereto as follows:

ARTICLE 1

SALE AND PURCHASE OF THE SHARES

1.1         Sale of the Shares. Subject to the terms and conditions herein set forth, and on the basis of the representations, warranties, and agreements herein contained, Company shall sell to Purchaser, and Purchaser shall purchase from Company, an aggregate of 50,000 Shares, in two equal tranches of 25,000 Shares, at a purchase price of $30.00 per Share.

1.2       Instruments of Conveyance and Transfer.  At each of the Closings, Company shall issue the applicable Shares in book entry form, registered in the name of Purchaser, against payment of the applicable portion of the Purchase Price.

1.3       Consideration and Payment for the Shares.  In consideration for the Shares, Purchaser shall pay a purchase price to Company of a total of $1,500,000 ($30.00 per Share) (the “Purchase Price”).

1.4         The Closings. There shall be two closing dates (the “Closing(s)”). The first Closing shall occur concurrently with the closing of the Share Exchange. The second Closing shall occur on the 90th day after the first Closing (or the next business day, if the 90th day is not a business day). At each Closing, the Purchaser shall pay 50% of the aggregate Purchase Price and be issued 50% of the Shares.

ARTICLE 2

REPRESENTATIONS AND COVENANTS OF COMPANY AND PURCHASER

2.1         Company hereby represents, warrants, and covenants that:

(a)         The Company shall use the proceeds from the Purchase Price for general corporate purposes only and shall not use the Purchase Price proceeds, at any time, to lend money, give credit, or make advances to any officer, director, employee, or affiliate of the Company.

(b)         The Shares issued hereunder have been duly authorized by the appropriate corporate action of Company and when issued against payment of the Purchase Price shall be deemed to be validly issued, fully paid and non-assessable shares of Company’s Series A Convertible Preferred Stock.

(c)         Company shall issue the Shares to Purchaser free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent, other than restrictions imposed by U.S. securities laws.

(d)         As soon as practicable after each Closing, Company shall deliver to Purchaser a certificate or certificates representing the Shares, subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate, which legend shall provide substantially as follows:

THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND/OR QUALIFICATION, OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION OR QUALIFICATION UNDER SUCH ACT IS AVAILABLE.

(e)         Purchaser acknowledges that the Shares are “restricted securities” (as such term is defined in Rule 144 (“Rule 144”) promulgated under the Securities Act of 1933 (the “Act”), that the  Shares will include the foregoing restrictive legend, and, except as otherwise set forth in this Agreement, that the Shares cannot be sold unless registered with the Securities and Exchange Commission and qualified by appropriate state securities regulators, or unless Purchaser obtains written consent from Company and otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

(f)         In order to induce Purchaser to enter into this Agreement, Company has agreed to grant to Purchaser certain registration rights, which are set forth in the Investor Rights Agreement between the Parties, which are intended to survive the Closings of the Shares in accordance with its terms.

2.2         Purchaser represents and warrants to Company as follows:

(a)         Purchaser has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Shares offered by Company of the size contemplated. Purchaser represents that Purchaser is able to bear the economic risk of the investment and can afford a complete loss of such investment. Purchaser has had a full opportunity to inspect the books and records of the Company and to make any and all inquiries of Company officers and directors regarding the Company and its business as Purchaser has deemed appropriate.

(b)         Purchaser is an “accredited investor” as defined in Regulation D of the Act, and Purchaser has sufficient knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of an investment in the Shares offered by Company and of making an informed investment decision with respect thereto and has the capacity to protect Purchaser’s own interests in connection with Purchaser’s proposed investment in the Shares.

(c)         Purchaser is acquiring the Shares solely for Purchaser’s own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Shares.

(d)         Purchaser will not sell or otherwise transfer the Shares without registration under the Act, or an exemption therefrom, and fully understands and agrees that Purchaser must bear the economic risk of Purchaser’s purchase for an indefinite period of time because, among other reasons, the Shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

ARTICLE 3

MISCELLANEOUS

3.1         Entire Agreement. This Agreement and the Investor Rights Agreement set forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated thereby, and supersedes all prior agreements, arrangements, and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant, or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or the Investor Rights Agreement or the written statements, certificates, or other documents delivered pursuant thereto or in connection with the transactions contemplated thereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant, or condition not so set forth.

3.2         Notices. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by either of the Parties hereto to be desirable, to be given to either Party hereto shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, or sent by electronic mail (with receipt confirmed) to the addresses of the Parties as follows:

To Purchaser:

Attn:

Email

With Copy to:

Attn:

Email

To Company:                             Vado Corp.

Attn: David Lelong

4001 South 700 East, Ste 500

Salt Lake City, UT 84107

Email: david@vadocorphq.com

With Copy to:                            Socialcom, Inc. d/b/a AudienceX

Attn: Jason Wulfsohn

13468 Beach Ave.

Marina del Rey, CA 90292

Email: jason@audiencex.com

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section 3.2, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient. If notice is given by mail in accordance with the provisions of this Section 3.2, such notice shall be conclusively deemed given upon receipt and delivery or refusal. If notice is given by electronic mail transmission in accordance with the provisions of this Section 3.2, such notice shall be conclusively deemed given at the time of delivery if during business hours, and if not during business hours, at the next business day following delivery, provided a confirmation is obtained by the sender.

3.3         Waiver and Amendment. Any term, provision, covenant, representation, warranty, or condition of this Agreement may be waived, but only by a written instrument signed by the Party entitled to the benefits thereof. The failure or delay of any Party at any time or times to require performance of any provision hereof, or to exercise its rights with respect to any provision hereof, shall in no manner operate as a waiver of or affect such Party’s right at a later time to enforce the same. No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation, or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

3.4         Choice of Law. This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of Utah including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

3.5         Jurisdiction. The Parties submit to the jurisdiction of the Courts of the County of Salt Lake, State of Utah or a Federal Court empaneled in the State of Utah for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

3.6         Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original hereof, but all of which, taken together, shall constitute one and the same agreement as of the date hereof. Any delivery of signature pages of counterparts by way of facsimile or by electronic transmittal of scanned images thereof shall constitute delivery hereof, in each case subject to appropriate customary confirmations in respect thereof by the signatory for the Party providing a facsimile or scanned image.

3.7         Attorneys’ Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the Parties hereto agree that the prevailing Party or Parties shall be entitled to recover from the other Party or Parties upon final non-appealable judgment on the merits, reasonable attorneys’ fees, including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

3.8         Taxes. Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the Party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the Party required to withhold such tax shall furnish to the Party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

3.9         Definition of “days.” When used herein, the term “days” refers to calendar days unless otherwise specified.

3.10         Conflict Waiver. Company hereby acknowledges that FitzGerald Kreditor Bolduc Risbrough LLP (“the Firm”) represents the Purchaser with various legal matters and does not represent Company in connection with this Agreement or the contemplated transaction nor in any other respect. Company further acknowledges that the Firm has provided the initial draft of this Agreement. Company has been given the opportunity to consult with counsel of its choice regarding his rights under this Agreement. Company hereby waives any action it may have against the Firm regarding such conflict of interest.

[SIGNATURE PAGE TO FOLLOW]

WITNESS WHEREOF, the Parties hereto have executed this Agreement, effective as of the date first written hereinabove.

COMPANY:

Vado Corp.,

a Nevada corporation

By: David Lelong

Its: CEO

PURCHASER:

By:

Its: